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                                                                    Exhibit 23





We consent to the incorporation by reference in this Registration Statement of American Church Mortgage Company on Form S-11/A of our report dated February 17, 1999 appearing in (or incorporated by reference in) to the Registration Statement Form S-11/A of American Church Mortgage Company for the years ended December 31, 1998, 1997, 1996, and 1995. We consent to the reference to our Firm under the caption "Experts" in the Prospectus included therein.



                                 /s/  Boulay, Heutmaker, Zibell & Co. P.L.L.P.

                                 Boulay, Heutmaker, Zibell & Co. P.L.L.P.
                                 Certified Public Accountants


Minneapolis, Minnesota
August 24, 1999